UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

MONOPAR THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	32-0463781
(State of Incorporation)	(I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350
Wilmette, Illinois	60091
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.     ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-233303

Securities to be registered pursuant to Section 12(g) of the Act: None

  Item 1.  Description of Registrant’s Securities to be Registered.

Monopar Therapeutics Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock, $0.001 par value per share, to be registered hereunder, contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-233303), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2019, as amended (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Monopar Therapeutics Inc

Date: September 30, 2019	By:	/s/ Chandler D. Robinson
Name: Chandler D. Robinson
Title: Chief Executive Officer